Exhibit 10.1
Lexmark International, Inc.
2013 Equity Compensation Plan

20[XX] Restricted Stock Unit Award Notice

This Award Notice evidences the award of restricted stock units (each, an “RSU” or collectively, the “RSUs”) that have been granted to you, [Award Recipient], by Lexmark International, Inc., a Delaware corporation (the “Company”), subject to and conditioned upon your agreement to the terms of the attached Restricted Stock Unit Award Agreement (the “Agreement”).  The RSUs, including associated dividend equivalent units (“DEUs”) are granted under the Lexmark International, Inc. 2013 Equity Compensation Plan (the “Plan”), and represent the Company’s unfunded and unsecured promise to issue shares of the Company’s Common Stock at a future date, subject to the terms of this Award Notice, the Agreement and the Plan.

The number of RSUs awarded to you and vesting schedule are specified below.  This Award Notice constitutes part of, and is subject to the terms and provisions of, the Agreement and the Plan, which are incorporated by reference herein.  Capitalized terms used but not defined in this Award Notice shall have the meanings set forth in the Agreement or in the Plan.

Grant Date:                                   [Date]

Number of RSUs:	[# of Units], subject to adjustment as provided under Section 5.4 of the Plan.

Vesting Schedule:
Subject to the provisions of the Agreement and the Plan and provided that you remain continuously employed by the Company or one of its Subsidiaries through the respective vesting dates, set forth below, the RSUs, including associated DEUs, shall become vested as follows:

Vesting Dates	% of RSUs
February 24, 20[XX]	34%
February 24, 20[XX]	33%
February 24, 20[XX]	33%

Settlement Date:
For each RSU, including associated DEU, settlement (i.e., one share of the Company’s Common Stock will be issued for each vested RSU and DEU) will occur on (i) the date on which such RSU, including associated DEU, becomes vested in accordance with the Vesting Schedule, set forth above, or (ii) on such other date as set forth in this Award Notice, the Agreement, or the Plan.

Acceleration Events:
The RSUs, including associated DEUs, shall become 100% vested upon the earliest to occur of: (i) your termination of employment with the Company or one of its Subsidiaries as a result of your death or Disability, or (ii) your involuntary or constructive termination of employment by the Company (other than for Cause) following a Change in Control of the Company.  If, at the time of your termination of employment, you are eligible for Retirement (as defined in the Agreement), the RSUs, including associated DEUs, shall continue to become vested on the Vesting Dates set forth in the Table above.

Forfeiture of Award:
By accepting the award of RSUs, you acknowledge that this award has been granted to you as an incentive to remain employed by the Company or one of its Subsidiaries, and that if you violate the provisions set forth in Section 1(d) of the Agreement or the Executive Compensation Recovery Policy, you (i) shall forfeit any unvested RSUs, including associated DEUs, and (ii) shall be required to immediately repay to the Company, an amount equal to the value realized from the settlement of any vested RSUs, including associated DEUs, during the period set forth in Section 1(d) of the Agreement or the Recovery Period set forth in the Executive Compensation Recovery Policy, as applicable.

RESTRICTED STOCK UNIT AWARD AGREEMENT

pursuant to

LEXMARK INTERNATIONAL, INC.
2013 EQUITY COMPENSATION PLAN

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the "Agreement") between Lexmark International, Inc., a Delaware corporation (the "Company"), and the person specified on the signature page hereof (the "Grantee") is entered into as of the Grant Date specified on the attached Restricted Stock Unit Award Notice (the “Award Notice”) pursuant to the Lexmark International, Inc. 2013 Equity Compensation Plan, as the same may be amended from time to time (the "Plan").  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Plan.

WHEREAS, the Committee has determined that it would be to the advantage and in the interest of the Company to grant restricted stock units to the Grantee as an inducement to the Grantee to remain in the service of the Company or its Subsidiaries and as an incentive to the Grantee to devote his or her best efforts and dedication to the performance of such services and to maximize shareholder value; and

WHEREAS, the Grantee desires to accept from the Company the grant of the restricted stock units, as set forth in the Award Notice, subject to the terms and conditions of this Agreement, the Award Notice and the Plan.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth in this Agreement, the Award Notice, and in the Plan, the parties hereto hereby covenant and agree as follows:

1.	Restricted Stock Unit Award.

(a)
Restricted Stock Unit Award.  The Company hereby grants to the Grantee, effective as of the Grant Date, the number of restricted stock units, as set forth in the Award Notice, each representing the Grantee's right to receive one share of Common Stock at the time or times provided for in the Award Notice, and subject to the terms and conditions set forth in this Agreement, the Award Notice and the Plan (the "Restricted Stock Units" or "Units").

(b)
Equity Compensation Plan.  This Agreement is subject in all respects to the terms of the Plan, all of which terms are made a part of and incorporated in this Agreement by reference.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.  The Grantee hereby acknowledges receipt of a copy of the Plan, either with this Agreement or a prior Incentive Award made under the Plan, and agrees to comply with and be bound by all of the terms and conditions thereof.  Copies of the Plan may also be obtained from the Vice President of Human Resources at any time.

(c)
Establishment of Account.  No shares of Common Stock will be issued on the Grant Date of the Restricted Stock Units and the Company shall not be required to set aside a fund for the settlement of any such Units.  The Company will establish a separate bookkeeping account for the Grantee and will record in such account the number of Restricted Stock Units awarded to the Grantee and, to the extent applicable, the Dividend Equivalent Units provided for in Section 3(b) hereof.

(d)
Forfeiture.  In accepting this grant of Restricted Stock Units, the Grantee acknowledges that the Restricted Stock Units have been granted as an incentive to the Grantee to remain employed by the Company or any Subsidiary and to exert his or her best efforts to enhance the value of the Company or any Subsidiary over the long-term.  Accordingly, the Grantee agrees that if he or she (i) within 12 months following termination of employment with the Company or any Subsidiary, accepts employment with a competitor of the Company or any Subsidiary or otherwise engages in competition with the Company or any Subsidiary, (ii) within 36 months following termination of employment with the Company or any Subsidiary, directly or indirectly, disrupts, damages, interferes or otherwise acts against the interests of the Company or any Subsidiary, including, but not limited to, recruiting, soliciting or employing, or encouraging or assisting his or her new employer or any other person or entity to recruit, solicit or employ, any employee of the Company or any Subsidiary without the Company’s prior written consent, which may be withheld in its sole discretion, (iii) within 36 months following termination of employment with the Company, or any Subsidiary, disparages, criticizes, or otherwise makes any derogatory statements regarding the Company or any Subsidiary or their directors, officers or employees, or (iv) discloses or otherwise misuses confidential information or material of the Company or any Subsidiary, each of these constituting a harmful action, then any unvested portion of this grant of Restricted Stock Units (including associated Dividend Equivalent Units) shall be canceled immediately (unless canceled earlier by operation of another term of this Agreement) and the Grantee shall immediately repay to the Company an amount equal to the value of the Restricted Stock Units, including associated Dividend Equivalent Units (represented by the closing market price on the applicable Vesting Dates (as defined below) multiplied by the number of Restricted Stock Units, including associated Dividend Equivalent Units, vested on such Vesting Dates, without regard to any subsequent market price decrease or increase) realized by Grantee from the vesting of any Restricted Stock Units, including associated Dividend Equivalent Units, within 18 months preceding the earlier of (w) the commission of any such harmful action and (x) the Grantee's termination of employment with the Company and its Subsidiaries; and through the later of (y) 18 months following the commission of any such harmful action and (z) such period as it takes the Company to discover such harmful action.  In addition, the Grantee acknowledges that, if he or she is a “Covered Employee” subject to the Company’s Executive Compensation Recovery Policy (the “Recovery Policy”) and engages in “Prohibited Activity,” that the unvested Restricted Stock Units, including associated Dividend Equivalent Units, shall be canceled immediately and the Grantee shall immediately repay the “Equity Gains” realized by the Grantee during the “Recovery Period,” as such terms are defined in the Recovery Policy. The Grantee agrees that the Company or any of its Subsidiaries has the right to deduct from any amounts the Company or any of its Subsidiaries may owe the Grantee from time to time (including amounts owed to the Grantee as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to the Grantee by the Company or any of its Subsidiaries), the amounts the Grantee owes the Company or any of its Subsidiaries.  The Committee shall have the right, in its sole discretion, not to enforce the provisions of this paragraph with respect to the Grantee.

Grantee agrees to be fully liable for any breach of this above described covenant, promise and agreement.  Grantee agrees to reimburse the Company for all costs and expenses, including attorneys’ fees, incurred by the Company in enforcing the obligations of Grantee.  This entire provision shall survive the termination of the Agreement and, in no manner, shall the remedies described herein be considered as the Company’s exclusive or entire remedy for Grantee’s breach, non-compliance or violation of any other agreement that Grantee may have entered into with the Company.

2.	Vesting of Restricted Stock Units.

(a)
Vesting.  The Restricted Stock Units, including associated Dividend Equivalent Units, shall become vested in such amounts and on such Vesting Dates as set forth in the Award Notice, subject to the Grantee’s continuous employment with the Company or a Subsidiary from the Grant Date to the applicable Vesting Date.  To the extent vesting would result in the settlement of a fractional number of Units, the number shall be rounded to a whole Unit, but shall not exceed the total number Restricted Stock Units set forth in the Award Notice.

(b)	Acceleration. The Committee may, in its discretion, accelerate the vesting of all or any portion of the Restricted Stock Units or waive any conditions to the vesting of such Restricted Stock Units.

(c)
Termination of Employment.  In the event of the Grantee's termination of employment with the Company and its Subsidiaries for any reason, other than death, Disability, Retirement or involuntary or constructive (as defined in Section 10.2 of the Plan) termination by the Company (other than for Cause) following a Change in Control, the Grantee shall immediately forfeit all rights with respect to any Restricted Stock Units, including associated Dividend Equivalent Units, which have not yet vested in accordance with the terms of the Award Notice, this Agreement, or the Plan.  The Restricted Stock Units, including associated Dividend Equivalent Units, shall become 100% vested upon the Grantee’s termination of employment with the Company and its Subsidiaries as a result of the Grantee’s death or Disability, or upon the Grantee’s involuntary or constructive termination of employment by the Company (other than for Cause) following a Change in Control, and in each such case the date of such termination of employment shall be considered a “Vesting Date” for purposes of Section 3 and 4 hereof. If, at the time of the Grantee’s termination of employment with the Company and its Subsidiaries, the Grantee is eligible for Retirement, the Restricted Stock Units, including associated Dividend Equivalent Units, shall continue to become vested on the Vesting Dates as set forth in the Award Notice.  For purposes of this Agreement, Retirement means termination of employment on or after the date the Grantee attains (i) age 65 or (ii) age 55, provided the Grantee has 15 years of continuous service with the Company and its Subsidiaries on such date.

3.	Settlement of Restricted Stock Unit Award.

(a)
Settlement.  On, or as soon as reasonably practicable (but in any event within 2.5 months) after, a Vesting Date, subject to Section 4 hereof, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry in the Company's stock transfer books and records reflecting the transfer to the Grantee, and the Grantee's ownership, of one share of Common Stock for each Restricted Stock Unit and Dividend Equivalent Unit that shall have become vested on such Vesting Date.  Upon the Grantee's request, subject to Section 4 hereof, the Company shall deliver to the Grantee a stock certificate registered in the Grantee's name and representing such number of shares of Common Stock free and clear of all restrictions except any that may be imposed by law.   No payment will be required to be made by the Grantee upon the delivery of such shares of Common Stock, except as otherwise provided in Section 4 of the Agreement.

(b)
Dividend Equivalent Units.  Unless otherwise determined by the Committee, during the period prior to a Vesting Date, the Company will credit to the bookkeeping account of the Grantee a number of units in an amount equal to (i) the dividend amount per share of Common Stock multiplied by the number of Restricted Stock Units outstanding under this Agreement as of the dividend record date, divided by (ii) the closing price of Common Stock on the dividend payment date, rounded down to the nearest whole share ("Dividend Equivalent Units").  Dividend Equivalent Units shall be subject to the same terms and conditions, including vesting conditions, as apply to the underlying Restricted Stock Units.  Dividend Equivalent Units in respect of Restricted Stock Units that shall have become vested on the applicable Vesting Date shall be payable to the Grantee on such Vesting Date.

4.
Tax Withholding.  The delivery of any directions to the Company's stock transfer agent or any certificates for shares of Common Stock pursuant to Section 3 shall not be made unless and until the Grantee, or, if applicable, the Grantee's beneficiary or estate, has made appropriate arrangements for the payment to the Company of an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other tax requirements, as determined by the Company.  To satisfy the Grantee's applicable withholding and other tax requirements, the Company may, in its sole discretion, (i) withhold a number of shares of Common Stock having an aggregate Fair Market Value on the Vesting Date equal to the applicable amount of such withholding and other tax requirements or (ii) require the Grantee to sell a number of shares of Common Stock having at least a value sufficient to meet the applicable amount of such withholding and other tax requirements to account for rounding and market fluctuations, subject to any rules adopted by the Committee or required to ensure compliance with applicable law, including, but not limited to, Section 16 of the Securities Exchange Act of 1934, as amended.  Shares required to be sold to satisfy the Grantee’s applicable withholding and other tax requirements may be sold as part of a block trade with the Grantee receiving an average price.  Any cash payment made pursuant to Section 3 shall be made net of any amounts required to be withheld or paid with respect thereto (and with respect to any shares of Common Stock delivered contemporaneously therewith) under any applicable U.S. federal, state and local and non-U.S. tax withholding and other tax requirements.

5.
Transferability.  Unless otherwise provided in accordance with the provisions of the Plan, the Restricted Stock Units, including associated Dividend Equivalent Units, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee, other than by will or the laws of descent and distribution.  The term "Grantee" as used in this Agreement shall include any permitted transferee of the Restricted Stock Units.

6.	Adjustment in Capitalization.

(a)
The aggregate number of shares of Common Stock covered by the Restricted Stock Units, including associated Dividend Equivalent Units, granted hereunder shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event.

(b)
Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received or credited to the account of the Grantee with respect to the Restricted Stock Units, including associated Dividend Equivalent Units, as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as otherwise provided by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to the Restricted Stock Units with respect to which such shares, cash or other property is received or so credited and stock certificate(s), if any, representing or evidencing any shares of stock or other property so received shall be legended as appropriate.

7.
Preemption by Applicable Laws and Regulations.  Notwithstanding anything in the Plan or this Agreement to the contrary, the issuance of shares of Common Stock hereunder shall be subject to compliance with all applicable U.S. federal, state and non-U.S. securities laws.  Without limiting the foregoing, if any law, regulation or requirement of any governmental authority having jurisdiction shall require either the Company or the Grantee (or the Grantee's beneficiary or estate) to take any action in connection with the issuance of any shares of Common Stock hereunder, the issuance of such shares shall be deferred until such action shall have been taken to the satisfaction of the Company.

8.
Interpretation; Construction.  All of the powers and authority conferred upon the Committee pursuant to any term of the Plan or the Agreement shall be exercised by the Committee, in its sole discretion.  All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan or the Agreement shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious.  The Committee may consult with legal counsel, who may be counsel to the Company or any Subsidiary, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

9.
Amendment.  The Committee shall have the right, in its sole discretion, to alter or amend this Agreement, from time to time, as provided in the Plan in any manner for the purpose of promoting the objectives of the Plan, provided that no such amendment shall materially impair the Grantee's rights under this Agreement without the Grantee's consent.  Subject to the preceding sentence, any alteration or amendment of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  Notwithstanding any other provision of this Agreement or the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of the Grantee, amend this Agreement, to take effect retroactively or otherwise, as it may deem necessary or advisable for the purpose of implementing Sections 5.4 or 10 of the Plan or conforming the Agreement to any present or future law, regulation or rule applicable to this Agreement or the Plan.  The Company shall give written notice to the Grantee of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof.  This Agreement may also be amended by a writing signed by both the Company and the Grantee.

10.
No Rights as a Stockholder.  The Grantee shall have no rights as a stockholder with respect to the Restricted Stock Units and Dividend Equivalent Units prior to the date as of which the shares of Common Stock covered thereby are transferred to the Grantee in accordance with Section 3(a) hereof.

11.	No Guarantee of Employment or Future Incentive Awards. Nothing in the Plan or this Agreement shall be deemed to:

(a)	interfere with or limit in any way the right of the Company or any Subsidiary to terminate Grantee’s employment at any time and for any reason, with or without cause;

(b)	confer upon Grantee any right to continue in the employ of the Company or any Subsidiary; and

(c)	provide Grantee the right to receive any Incentive Awards under the Plan in the future or any other benefits the Company may provide to some or all of its employees.

12.	Miscellaneous.

(a)
Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others delivered in accordance with this Section 12(a):

(i)	if to the Company, to it at:

One Lexmark Centre Drive
740 West New Circle Road
Lexington, KY  40550
Attention:  Secretary

(ii)	if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

(b)
Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)
Waiver.  Any party hereto may by written notice to the other party (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other party under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

(d)
Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other party.

(e)
Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws and excluding any conflict or choice of law rule or principle that may otherwise refer construction or interpretation of the Plan or this Agreement to the substantive law of another jurisdiction.

(f)
Jurisdiction.  The Grantee hereby irrevocably and unconditionally submits to the jurisdiction and venue of the state courts of the Commonwealth of Kentucky and of the United States District Court of the Eastern District of Kentucky located in Fayette County, Kentucky, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such Kentucky state or United States federal courts located in such jurisdiction.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Grantee further agrees that any action related to, or arising out of, this Agreement shall only be brought by Grantee exclusively in the federal and state courts located in Fayette County, Kentucky.  Nothing in this Agreement shall affect any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(g)
Severability.  If any provision of this Agreement or the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Agreement or the Plan, and the Agreement and the Plan shall be construed and enforced as if such provision had not been included.

(h)
Survival.  Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect.

(i)
Internal Revenue Code Section 409A.  It is intended that the settlement of the Restricted Stock Units shall constitute a “short-term deferral” for purposes of Section 409A of the Code and the Treasury Department regulations and other interpretive guidance issued thereunder, or as otherwise exempt from the provisions of Section 409A of the Code. To the extent any portion of the settlement of the Restricted Stock Units cannot be so characterized, this Agreement shall be interpreted and construed in compliance with Section 409A of the Code and the Treasury Department regulations and other interpretive guidance issued thereunder, including the restriction that payments made to a “specified employee” (within the meaning of Section 409A of the Code) on account of a termination of employment shall be delayed for six months and one day from the date of termination.

(j)
Data Privacy. By entering into this Agreement, the Grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of Grantee’s personal data as described in this Agreement by the Company or any Subsidiary. Grantee understands that the Company or any Subsidiary may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, or any shares held in the Company, and details of all Incentive Awards or other entitlement to shares awarded, canceled, exercised, vested, unvested, or outstanding in Grantee’s favor (“Data”). Grantee further understands that the Company or any Subsidiary may transfer Data among themselves, and that the Company or any Subsidiary may further transfer Data to any third party assisting the Company in the implementation, administration, and management of the Plan, including UBS Financial Services, Inc. or such other stock plan service provider as may be selected by the Company (“Data Recipients”). Grantee understands that the Data Recipients may be located in Grantee’s country or elsewhere, and that the Data Recipient’s country may have different data privacy laws and protections. Grantee authorizes the Data Recipients to receive, possess, use, retain, and transfer Data, in electronic or other form.

(k)	Section and Other Headings, Etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

*           *           *           *           *

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date of grant first above written.

LEXMARK INTERNATIONAL, INC.

By:           _________________________________________________
«Company_Signer»
«Signers_Title»

GRANTEE:

By:          _________________________________________________
«Award_Recipient»

Address of the Grantee:

«Address_Line_1»
«Address_Line_2»

Designation of Beneficiary

In the event of my death, I hereby designate the following person(s), as my beneficiary, to receive any unsettled Units that become vested upon my death pursuant to this Agreement.  I acknowledge that if I fail to designate a beneficiary, below, that any unsettled Units that become vested upon my death shall be paid to my estate.

                    _________________________________________________
Beneficiary Name